Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

2475 HANOVER STREET

PALO ALTO, CA 94304

(650) 251-5000

FACSIMILE (650) 251-5002

DIRECT DIAL NUMBER	E-MAIL ADDRESS

October 29, 2015

Microsoft Corporation

One Microsoft Way

Redmond, Washington 98052-6399

Ladies and Gentlemen:

We have acted as counsel to Microsoft Corporation, a Washington corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of senior unsecured debt securities (the “Securities”). The Securities will be issued under supplemental indentures (the “Supplemental Indentures”) between the Company and the trustee named therein (each, a “Trustee”), to an Indenture dated as of May 18, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Base Indenture” and, as amended and supplemented by the Supplemental Indentures, the “Indenture”).

We have examined the Registration Statement and the Base Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

BEIJING HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK SãO PAULO SEOUL TOKYO WASHINGTON, D.C.

SIMPSON THACHER & BARTLETT LLP

Microsoft Corporation	-2-	October 29, 2015

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the applicable Trustees.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being hereinafter referred to as the “Board”) and (b) the due execution, authentication and issuance of the Securities in accordance with the Indenture, and upon payment and delivery in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board, the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

BEIJING    HONG KONG    HOUSTON     LONDON    LOS ANGELES    NEW YORK    SãO PAULO     SEOUL    TOKYO    WASHINGTON, D.C.

SIMPSON THACHER & BARTLETT LLP

Microsoft Corporation	-3-	October 29, 2015

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the State of Washington, we have relied upon the opinion of Keith R. Dolliver, Esq., Associate General Counsel, Legal and Corporate Affairs, and Assistant Secretary of the Company dated the date hereof.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Validity of the Securities” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP SIMPSON THACHER & BARTLETT LLP

BEIJING    HONG KONG    HOUSTON     LONDON    LOS ANGELES    NEW YORK    SãO PAULO     SEOUL    TOKYO    WASHINGTON, D.C.